Exhibit 10.81

SECOND AMENDMENT TO THE

WILSON BANK & TRUST

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

MADE EFFECTIVE MAY 22, 2015

This Second Amendment is adopted this 28th day of December, 2020, by and between Wilson Bank & Trust, a Tennessee corporation (the “Bank”) and Lisa Pominski (the “Executive”).

WHEREAS, the Bank and the Executive have previously entered into a Supplemental Executive Retirement Plan made effective on May 22, 2015, (the “Agreement”), an unfunded arrangement maintained to encourage the Executive to remain an employee of the Bank by providing retirement benefits to the Executive upon his retirement, or other events as provided in the Agreement, payable out of the Bank’s general assets;

WHEREAS, the Bank and the Executive have agreed to amend the Agreement to increase the amount of benefit payable under the agreement without affecting the time or form of payments thereunder;

NOW, THEREFORE, for good and valuable consideration, the adequacy of which is acknowledged by the parties hereto, the Agreement is hereby amended as follows:

Paragraph 1.2 is hereby deleted in its entirety and replaced with the following:

1.2. “Annuity Contract” means the following annuity contracts purchased and solely owned by the Bank, or such other annuity contracts as the Bank may purchase from time to time for the benefit of the Executive:

Insurance Carrier	Policy Number
Midland National Life Insurance Company	8500543835
National Western Life Insurance Company	0101397997

The Agreement is otherwise ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Executive and a duly authorized officer of the Bank have signed this Agreement as of the date first written above.

EXECUTIVE:

/s/ Lisa Pominski

WILSON BANK & TRUST

By: /s/ John C. McDearman

Its: CEO